Exhibit 10.33(b)

AMENDMENT

This Amendment (the "Amendment"), dated as of September 14, 2018, is between Bank of America, N.A., a national banking association (the "Bank") and Middlesex Water Company, a New Jersey corporation, and its subsidiaries, Tidewater Utilities, Inc., a Delaware corporation, White Marsh Environmental Systems, Inc., a Delaware corporation, Pinelands Water Company, a New Jersey corporation, Pinelands Wastewater Company, a New Jersey corporation, Utility Service Affiliates, Inc., a New Jersey corporation, Utility Service Affiliates (Perth Amboy) Inc., a New Jersey corporation, and Tidewater Environmental Services, Inc., a Delaware corporation, as joint and several co-borrowers (parent and subsidiary corporations individually and collectively referred to herein as “Borrower”).

RECITALS

A. The Bank and the Borrower entered into a certain Letter Agreement (“Letter Agreement”) and Master Promissory Note (“Note”), each dated September 25, 2015, evidencing an uncommitted line of credit in the maximum amount of Twenty Eight Million Dollars ($28,000,000), increased by Amendment dated as of September 19, 2017 to maximum amount Forty Million Dollars ($40,000,000) (The Letter Agreement and the Note as amended and extended from time to time are referred to herein as the "Loan Documents").

B. The Bank and the Borrower desire to amend the Loan Documents to extend the Expiration Date and to address other changes to the Loan Documents.

AGREEMENT

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Loan Documents.

2.	Amendments.

(a)	The Letter Agreement is hereby amended as follows:

(i)	“September 20, 2019” is hereby substituted for “September 21, 2018” in the section entitled “Expiration Date” on page one of the Letter Agreement.

(ii)	The following section is added after “Integration” section of the Letter Agreement:

“Patriot Act; Beneficial Ownership Regulation.

Promptly following any request therefor, Borrower shall provide information and documentation reasonably requested by the Bank for purposes of compliance with applicable “know your customer” and anti-

money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation. If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall deliver a Beneficial Ownership Certification to the Bank if so requested. For purposes hereof, (a) “Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation and (b) “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.”

(b)	The Note is hereby amended as follows:

(i)	“September 21, 2018” in subsection (b) of the second paragraph of the Note is hereby deleted and “September 20, 2019” is substituted in its place.

(ii)	The following sentence is added at the end of the second full paragraph on page one of the Note.

“In the event London Interbank Offered Rate (LIBOR) or similar index rate is used as a reference rate for any borrowings under this Note and such reference rate is less than zero at any time, such reference rate shall be deemed to be zero for the purposes of the interest rate calculation hereunder.”

3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a Notice Event under the Loan Documents, (b) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound, (c) this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers, and (d) representations and warranties set forth in the Note are confirmed as of the date hereof.

4.  Effect of Amendment. This Amendment is effective as of September 21, 2018.  Except as provided in this Amendment, all of the terms and conditions of the Loan Documents shall remain in full force and effect.

5. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

6.	FINAL AGREEMENT. BY SIGNING THIS DOCUMENT, EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

The parties executed this Amendment as of the date stated at the beginning of this Amendment, intending to create an instrument executed under seal.

BANK OF AMERICA, N.A.

By: /s/Dilcia P. Hill
Name: Dilcia P. Hill
Title: Senior Vice President

Acknowledged and Agreed:

Middlesex Water Company

By:	/s/A. Bruce O’Connor
Name/Title:	A. Bruce O’Connor, VP, Treasurer and CFO

Tidewater Utilities, Inc.

By:	/s/A. Bruce O’Connor
Name/Title:	A. Bruce O’Connor, Treasurer

White Marsh Environmental Systems, Inc.

By:	/s/A. Bruce O’Connor
Name/Title:	A. Bruce O’Connor, Treasurer

Pinelands Water Company

By:	/s/A. Bruce O’Connor
Name/Title:	A. Bruce O’Connor, VP & Treasurer

Pinelands Wastewater Company

By:	/s/A. Bruce O’Connor
Name/Title:	A. Bruce O’Connor, VP & Treasurer

Utility Service Affiliates, Inc.

By:	/s/A. Bruce O’Connor
Name/Title:	A. Bruce O’Connor, Treasurer

Utility Service Affiliates (Perth Amboy) Inc.

By:	/s/A. Bruce O’Connor
Name/Title:	A. Bruce O’Connor, VP & Treasurer

Tidewater Environmental Services, Inc.

By:	/s/A. Bruce O’Connor
Name/Title:	A. Bruce O’Connor, Treasurer